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                                                                    EXHIBIT 10.2


                          MEDCO HEALTH SOLUTIONS, INC.
                          2002 EXECUTIVE SEVERANCE PLAN


                                    SECTION 1
                                     PURPOSE

                  The purpose of the Plan is to alleviate concerns that top-level executives of the Company may have that their employment may be terminated without Cause so that these executives will be able to focus fully on the success of the business of the Company. The Plan is an amendment and restatement of the Executive Severance Plan adopted by the Board of Directors of the Company on June 17, 2002 and amended on June 25, 2002 and June 28, 2002.


                                    SECTION 2
                                   DEFINITIONS

                  For purposes of the Plan, the following terms shall have the following meanings:

                  2.1 "Affiliate" shall mean, with respect to any person or entity, any entity directly or indirectly controlled by, controlling or under common control with such person or entity.

                  2.2 "Annual Cash Bonus" shall mean, the annual cash bonus paid or deferred in respect of the Fiscal Year Preceding Termination, or if bonuses for such fiscal year have not been paid generally to employees as of an Eligible Individual's Termination Date, Annual Cash Bonus shall mean an amount equal to the Eligible Individual's Earned But Unpaid Bonus Amount.

                  2.3 "Annual Salary Amount" shall mean an Eligible Individual's annual base salary as in effect immediately prior to his or her Termination Date.

                  2.4 "Cause" shall mean conduct of an Eligible Individual evidencing any of the following, as determined by the Plan Administrator: (i) dishonesty related to the Eligible Individual's employment; (ii) improper disclosure by the Eligible Individual of any information of the Company or any of its Affiliates considered by the Company to be confidential or in the nature of a trade secret; (iii) any material violation of law by the Eligible Individual related to the Eligible Individual's employment; (iv) commission of any crime or disorderly persons offense by the Eligible Individual that materially injures the business or reputation of the Company or any of its Affiliates; (v) gross or willful insubordination by the Eligible Individual; or
(vi) dereliction in the performance of the Eligible Individual's employment duties that continues after the Eligible Individual has been notified of such dereliction and has been given a reasonable opportunity to correct such dereliction.

                  2.5 "Company" shall mean Medco Health Solutions, Inc., a Delaware corporation, and any successor thereto.


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                  2.6 "Company's Bonus Plan" shall mean the Company's annual cash bonus plan.

                  2.7 "Earned But Unpaid Bonus Amount" shall mean, as to any Eligible Individual whose Termination Date occurs prior to the date on which annual cash bonuses are paid under the Company's Bonus Plan in respect of the Fiscal Year Preceding Termination, an amount equal to the bonus awarded to the Eligible Individual under the Company's Bonus Plan in respect of the Fiscal Year Preceding Termination (which may be zero); provided, however, if bonuses have not yet been awarded by the Termination Date, the Earned But Unpaid Bonus Amount shall be equal to the annual cash bonus, if any, paid to or deferred by such Eligible Individual in respect of the fiscal year ended immediately prior to the Fiscal Year Preceding Termination. The Earned But Unpaid Bonus Amount shall not duplicate any bonus paid or deferred in respect of the Fiscal Year Preceding Termination. By way of example, if an Eligible Individual's Termination Date is February 1, 2004 (and assuming bonuses have not yet been awarded under the Company's Bonus Plan in respect of fiscal year 2003 by such date), the Earned But Unpaid Bonus Amount for such Eligible Individual shall be equal to the Eligible Individual's annual bonus in respect of 2002, if any.

                  2.8 "Effective Date" shall mean December 1, 2002.

                  2.9 "Eligible Individual" shall mean Initial Participants and New Participants. For purposes of this Plan, the terms "employ," "employee" and "employment" shall be construed to refer to the provision of services by the Eligible Individual to the Company, irrespective of whether the Eligible Individual is classified as an employee of the Company under the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                  2.10 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

                  2.11 "Expiration Date" shall mean the first day immediately following the third anniversary of the Effective Date.

                  2.12 "Fiscal Year Preceding Termination" shall mean the most recent fiscal year of the Company ended prior to an Eligible Individual's Termination Date.

                  2.13 "Initial Participants" shall mean the initial group of executives selected for participation as of the Effective Date who are notified that they are Initial Participants.

                  2.14 "New Participants" shall mean executives selected for participation after the Effective Date. The Plan Administrator, in his or her discretion, may add or remove New Participants from the Plan from time to time.

                  2.15 "Plan" shall mean the Medco Health Solutions, Inc. 2002 Executive Severance Plan. The Plan, as originally adopted, was entitled the Medco Health Solutions, Inc. Executive Severance Plan. This is an amendment and restatement of that plan as it was amended.


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                  2.16 "Plan Administrator" shall mean the Chief Executive
Officer of the Company or his or her designee.

                  2.17 "Plan Year" shall mean the calendar year.

                  2.18 "Pro Rata Bonus Amount" shall mean, as to any Eligible Individual, an amount equal to his or her Annual Cash Bonus multiplied by a fraction, the numerator of which is the number of full calendar months that have elapsed since the end of the Fiscal Year Preceding Termination through the Termination Date and the denominator of which is 12. The Pro Rata Bonus shall not duplicate any bonus paid or deferred in respect of the fiscal year in which the Termination Date occurs.

                  2.19 "Qualifying Termination" shall mean a termination of employment of an Eligible Individual that entitles him or her to Severance Benefits, as provided in Section 3.1.

                  2.20 "Release of Claims" shall mean the agreement that an Eligible Individual must execute in order to receive Severance Benefits under the Plan, which shall be prepared by the Plan Administrator and shall contain, among such other terms and conditions determined by the Plan Administrator, a general release of all claims that the Eligible Individual may have against Merck & Co., Inc., the Company and any of their Affiliates relating to the employment and termination of employment of the Eligible Individual and specifically including any claims for bonus payments pursuant to the Company's Bonus Plan or otherwise.

                  2.21 "Severance Benefits" shall mean the Severance Pay and the benefits provided pursuant to Section 4.3.

                  2.22 "Severance Pay" shall mean the cash benefit payable under the Plan pursuant to Section 4.1.

                  2.23 "Termination Date" shall mean the date designated by the Company as an Eligible Individual's date of termination of employment.


                                    SECTION 3
                       ELIGIBILITY FOR SEVERANCE BENEFITS

                  3.1 Eligibility for Severance Benefits

                  (a) Except as provided in Sections 3.1(b) and 3.4, an Eligible Individual will become entitled to Severance Benefits under the Plan if his or her employment is involuntarily terminated by the Company other than for Cause prior to the Expiration Date (any such termination of employment is herein referred to as a "Qualifying Termination").

                  (b) An Eligible Individual shall not be entitled to Severance Benefits if his or her employment is terminated by the Company in connection with a sale, divestiture or other disposition of the stock or assets of the Company or any of its Affiliates (a "Transaction") if (i) the Eligible Individual is offered a position with the counterparty to the Transaction (or an Affiliate of such counterparty) (such counterparty or Affiliate, the "Post-Transaction Employer"),


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(ii) the Plan Administrator determines that the cash compensation to be provided to the Eligible Individual in such position is comparable to the Eligible Individual's then-current cash compensation and (iii) the Company obtains an agreement from the Post-Transaction Employer such that the Post-Transaction Employer will provide severance pay and benefits, if the Eligible Individual accepts the offered employment and continues in employment with the Post-Transaction Employer following the Transaction, (A) substantially equal to the Severance Benefits and (B) to be provided upon a termination of the Eligible Individual's employment with the Post-Transaction Employer by the Post-Transaction Employer without Cause prior to the Expiration Date. For purposes of this Section 3.1(b), the term Cause shall have the meaning ascribed to it in Section 2.3, but the term Employer as it is used in Section 2.3 shall be deemed to refer to the Post-Transaction Employer, and the term Plan Administrator as it is used in Section 2.3 shall be deemed to refer to the Chief Executive Officer of the Post-Transaction Employer or, if applicable, of the ultimate parent corporation of the Post-Transaction Employer.

                  (c) An Eligible Individual shall not be entitled to Severance Benefits if his or her employment is transferred by the Company to an Affiliate or by an Affiliate to the Company (including for this purpose Merck & Co. Inc.).

                  3.2 Death of an Eligible Individual

                  If an Eligible Individual whose employment terminates in a Qualifying Termination dies after his or her Termination Date but before the Eligible Individual receives the Severance Pay to which he or she is entitled, the payment will be made to the Eligible Individual's surviving spouse or, if the Eligible Individual does not have a surviving spouse, to the Eligible Individual's estate; provided, however, that, if permitted by the Plan Administrator, such payment will be made to a beneficiary designated by the Eligible Individual; provided, further however, that no Severance Pay will be paid pursuant to this Section 3.2 unless the surviving spouse or such beneficiary, or the executor of the Eligible Individual's estate, or any or all of the foregoing, upon the request of the Plan Administrator, properly execute and deliver to the Company a Release of Claims that has become irrevocable as provided therein.

                  3.3 Requirement for Release of Claims

                  No Severance Benefits will be provided to an Eligible Individual unless the Eligible Individual has properly executed and delivered to the Company a Release of Claims and that Release of Claims has become irrevocable as provided therein. Such Release of Claims shall not be accepted by the Company unless it is executed on or after the Eligible Individual's Termination Date.

                  3.4 Duration of Participation

                  An Eligible Individual shall cease to be an Eligible Individual if his or her employment is terminated under circumstances under which he or she is not entitled to Severance Benefits under the Plan. An Eligible Individual who is a New Participant shall cease to be an Eligible Individual on the date the Plan Administrator terminates such Eligible Individual's participation in the Plan. To avoid any doubt, the Plan Administrator has full discretion to add


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New Participants to, or remove New Participants from, the Plan at any time, but
New Participants shall not have the authority to add or remove Initial Participants. Not withstanding the foregoing, an Eligible Individual who has become entitled to receive Severance Benefits under the Plan shall remain an Eligible Individual until he or she has received the full amount of the Severance Benefits; provided, such Eligible Individual shall remain subject to the Restrictions as provided in Section 4.4.


                                    SECTION 4
                           SEVERANCE PAY AND BENEFITS

                  4.1 Amount of Severance Pay

                  (a) In the event of a Qualifying Termination, the amount of Severance Pay that shall be payable to an Eligible Individual who the Plan Administrator determines is entitled to Severance Pay shall be an amount of cash equal to the sum of (1) the Annual Salary Amount, plus (2) the Pro Rata Bonus Amount, plus (3) the Earned But Unpaid Bonus Amount.

                  4.2 Form and Time of Payment

                  Severance Pay shall be paid in a lump sum, less any applicable state and federal taxes required to be withheld. Severance Pay shall be paid as soon as practicable after the expiration of any period during which the Eligible Individual may revoke the Release of Claims pursuant to the terms of the Release of Claims.

                  4.3 Other Benefits

                  Upon the Qualifying Termination of an Eligible Individual, the Company shall, for up to twelve months following his or her Termination Date, pay the premium cost of COBRA continuation coverage for him or her and his or her spouse and dependents who are eligible for COBRA continuation coverage; provided, such Eligible Individual is eligible for and timely and properly elects COBRA continuation coverage; provided, however, that any such payment shall be made directly to the applicable plan, and in no event will an Eligible Individual or his or her spouse or any dependent be entitled to receive any cash payment pursuant to this Section 4.3. If an Eligible Individual whose employment terminates in a Qualifying Termination dies after his or her Termination Date but before he or she receives the full amount of the benefits set forth in this
Section 4.3, such benefits shall, if they are then being provided to the spouse and dependents of the Eligible Individual, continue to be provided to his or her spouse and dependents for the period set forth herein.

                  4.4 Payments, Benefits Conditional

                  (a) Anything in this Plan to the contrary notwithstanding, all payments and benefits for each Eligible Individual are conditional upon such Eligible Individual's compliance with the Restrictions on Competitive Employment and Restrictions Against Solicitation and Inducement described below (collectively the "Restrictions"). Until such Restrictions are completely satisfied, the Eligible Individual shall be a constructive trustee of such payments and


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benefits and shall return them to the Company promptly if he/she violates any aspect of such Restrictions.

                  (b) During employment, and for a period 12 months following the Qualifying Termination, the Eligible Individual will not (as an individual, principal, agent, employee, consultant, or otherwise), directly or indirectly in any territory in which the Company and/or any of its Affiliates does business and/or markets its products and services, engage in activities competitive with, nor render services to any firm or business engaged or about to become engaged in the Business of the Company (collectively, "Restrictions on Competitive Employment"). The Business of the Company includes, but is not limited to, the following businesses: (i) the third party prescription drug claims processing business; (ii) the design, development or marketing of or consulting as to, prescription drug benefit plans; (iii) the provision of mail service pharmacy (including all those products and services that are presently or hereafter marketed by the Company, or that are in the development stage at the time of the Qualifying Termination and are actually marketed by the Company and/or its Affiliates thereafter; (iv) the collection, analysis and/or sale of data relating to prescription drug utilization; (v) the pharmacy benefit management and disease management business whether such business is conducted through mail service, retail pharmacy networks or other means, including but not limited to, the internet or other types of electronic transmission; (vi) the organization and administration of retail pharmacy networks; and (vii) any other business in which the Company and/or any of its Affiliates is then engaged as to which the Eligible Individual has involvement in the course of his or her employment hereunder and/or acquired or received Confidential Information, (hereinafter collectively, the "Business of the Company"). In addition, the Eligible Individual will not have an equity interest in any such firm or business other than as a 1% or less shareholder of a public corporation.

                  (c) During employment and for a period of 12 months following a Qualifying Termination, the Eligible Individual will not, directly or indirectly do any of the following (collectively, "Restrictions Against Solicitation and Inducement"): (i) solicit or contact any customer or targeted potential customer of the Company and/or its Affiliates upon whom he/she called or solicited or with whom he/she became acquainted after commencement of employment; (ii) induce or attempt to induce, any employees, agents or consultants of the Company and/or its Affiliates to do anything from which he or she is restricted by reason of this Plan or any agreement between the Eligible Individual and the Company that restricts the Eligible Individual against solicitation or inducement; (iii) offer or aid others to offer employment to any employees, agents, or consultants of the Company and/or its Affiliates; or (iv) provide services to any customer or otherwise interfere with or disrupt any contractual or potential contractual relationship between any customer and the Company and/or its Affiliates.

                  (d) The Restrictions on Competitive Employment and the Restrictions Against Solicitation applicable to Eligible Individuals are effective for the time stated in this Plan and do not affect and are not affected by any other similar restrictions that may apply or may in the future apply to such Eligible Individual pursuant to any other plan, agreement or other arrangement.


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                                    SECTION 5
                    ADMINISTRATION, AMENDMENT AND TERMINATION

                  5.1 Administration

                  (a) The Plan will be interpreted by the Plan Administrator in accordance with the terms of the Plan and their intended meanings. The Plan Administrator shall be the "Named Fiduciary" (within the meaning of Section 402(a) of ERISA) of the Plan and will have the discretion, in his or her sole judgment, to (i) make any findings of fact needed in the administration of the Plan, (ii) interpret or construe ambiguous, unclear or implied (but omitted) terms, (iii) establish rules and regulations for administering the Plan and (iv) take such other action as he or she deems necessary or appropriate. The validity of any such action or determination by the Plan Administrator will not be given de novo review if challenged in court, by arbitration or any other forum and will be upheld unless clearly arbitrary or capricious. All actions and all determinations made in good faith by the Plan Administrator shall be final, binding and conclusive upon all persons claiming any interest in or under the Plan. Benefits under the Plan will be paid only if the Plan Administrator decides in his or her discretion that a claimant is entitled to them.

                  (b) The Plan Administrator shall establish a claims procedure in accordance with ERISA and shall set forth such claims procedure in the summary plan description of the Plan.

                  5.2 Amendment and Termination

                  The Plan shall automatically terminate without further action on the Expiration Date, provided, however, that the termination of the Plan shall not affect the rights or responsibilities under Section 4 of any such person who incurred a Qualifying Termination prior to the Expiration Date. Prior to the Expiration Date, the Company reserves the right to amend, terminate or otherwise modify all or any part of the Plan at any time, and from time to time, without the consent of or notice to any person; provided, however, that no such action of the Company may adversely affect the rights of any person who incurred a Qualifying Termination prior to such action.


                                    SECTION 6
                               GENERAL PROVISIONS

                  6.1 Unfunded Obligation

                  The Severance Benefits to be provided to an Eligible Individual under the Plan shall be an unfunded obligation of the Company and shall be provided only from the Company's general assets.


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                  6.2 Applicable Law

                  It is intended that the Plan shall constitute an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, and the Plan shall be administered in a manner consistent with such intent. The Plan and all rights thereunder shall be governed and construed in accordance with ERISA and, to the extent not preempted by federal law, with the laws of the State of New Jersey, wherein venue shall lie for any dispute arising hereunder.

                  6.3 Severability

                  If a court of competent jurisdiction holds any provision of the Plan invalid or unenforceable, the Plan shall be construed and enforced as if such provision had not been included herein, and the remaining provisions of the Plan shall continue to be fully effective.

                  6.4 Employment at Will

                  No provision of the Plan shall be construed to constitute a contract of employment or impose upon the Company any obligation to (a) retain the employment of any Eligible Individual, (b) make any payments or provide any benefits upon termination of employment to the Eligible Individual (except as otherwise provided herein), (c) change the status of any Eligible Individual's employment, (d) change any employment policies of the Company or (e) restrict the scope of services to be provided to the Company by any Eligible Individual.

                  6.5 Limitation on Benefits

                  Severance Benefits under this Plan are not intended to duplicate benefits such as (i) workers' compensation wage replacement benefits, disability benefits, and pay-in-lieu-of-notice, (ii) severance pay, or similar benefits under other benefit plans, severance programs or agreements, or employment contracts, in each case of this clause (ii) which are entered into or adopted by the Company after the Effective Date (however, this clause (ii) shall not apply to agreements assumed by the Company from Merck & Co., Inc, in connection with the separation of the Company from Merck & Co., Inc.), or (iii) applicable laws, such as the WARN Act. Should such other benefits be payable, an Eligible Individual's benefits under this Plan will be reduced accordingly or, alternatively, benefits previously paid under this Plan will be treated as having been paid to satisfy such other benefit obligations. In either case, the Plan Administrator, in his or her sole discretion, will determine how to apply this provision and may override other provisions in this Plan in doing so.


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                  IN WITNESS WHEREOF, the Company has caused the Plan to be
executed effective as of the Effective Date.


                                    MEDCO HEALTH SOLUTIONS, INC.


                                               /s/ Karin Princivalle
                                    --------------------------------------------

                                    By:   Karin Princivalle
                                        ----------------------------------------

                                    Its:  Senior Vice President, Human Resources
                                        ----------------------------------------

ATTEST:


      /s/ David S. Machlowitz
-------------------------------------

Name:  David S. Machlowitz
      -------------------------------

Title: Senior Vice President,
       General Counsel & Secretary
      -------------------------------


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